Exhibit 99.2

FOURTH QUARTER AND FISCAL YEAR 2025
FINANCIAL RESULTS

RH REPORTS FOURTH QUARTER AND FISCAL YEAR 2025 RESULTS

On March 31, 2026, RH posted a video from Gary Friedman, RH Chairman and Chief Executive Officer, highlighting the Company’s continued evolution and recent performance, available on the Company’s Investor Relations website, ir.rh.com. Fourth Quarter and Fiscal Year 2025 results, as well as the First Quarter and Fiscal Year 2026 Outlook, are highlighted below.

FOURTH QUARTER 2025 HIGHLIGHTS

GAAP Net Revenues Increased 3.7% to $843M

GAAP Net Income Increased 107% to $29M

GAAP Operating Margin of 11.5%

EBITDA Margin of 16.2%, Adjusted EBITDA Margin of 17.7%

Free Cash Flow of $55M

The Company’s Fourth Quarter and Fiscal Year 2025 net revenues were negatively impacted by approximately $30M due to higher than expected backorder and special order balances as a result of tariff related resourcing and approximately $10M due to adverse weather at the end of the quarter.

FISCAL YEAR 2025 HIGHLIGHTS

GAAP Net Revenues Increased 8.1% to $3.44B

GAAP Net Income Increased 72% to $125M

GAAP Operating Margin of 11.3%, Adjusted Operating Margin of 11.4%

EBITDA Margin of 15.9%, Adjusted EBITDA Margin of 17.3%

Free Cash Flow of $252M

Please see the tables below for reconciliations of all GAAP to non-GAAP measures referenced in this press release.

There are no adjustments to GAAP net revenues presented in this press release.

1	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

FISCAL YEAR 2026 OUTLOOK

Revenue Growth of 4% to 8%

Adjusted EBITDA Margin of 14% to 16%

Adjusted Free Cash Flow of $300M to $400M

The above outlook includes an approximate negative 270 basis point Adjusted EBITDA margin impact from pre-opening and startup costs to support our international expansion.

FIRST QUARTER 2026 OUTLOOK

Revenue Growth of -2% to -4%

Adjusted EBITDA Margin of 5.5% to 6.5%

The above outlook includes an approximate negative 420 basis point Adjusted EBITDA margin impact from pre-opening and startup costs to support our international expansion.

2	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

We define adjusted free cash flow as free cash flow plus proceeds from asset sales.

Peer Revenue Growth:

The video presentation accompanying this release states that RH’s 2-year revenue growth has outpaced industry peers by 7 to 30 basis points. This information is derived from the quarterly net revenues, net sales, or sales data, as applicable, disclosed in the most recently ended fiscal quarter or year filing for each of Arhaus, Wayfair, La-Z-Boy, Williams-Sonoma, Inc. and Ethan Allen, as well as the comparable filing from the prior year for each company, and excludes the 53rd week of results as applicable. For each company, the 2-year revenue growth was as follows: RH 15%, Arhaus 7%, Wayfair 4%, La-Z-Boy 4%, West Elm 0%, Pottery Barn -6% and Ethan Allen -15%. West Elm and Pottery Barn are brands of Williams-Sonoma, Inc. and net revenues for these brands are derived from the segment reporting footnote included in Williams-Sonoma, Inc.’s filings. Our measure of revenues and net revenues are not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.

3	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

NON-GAAP FINANCIAL MEASURES

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), we use the following non-GAAP financial measures: adjusted net revenues, adjusted operating income, adjusted net income, adjusted diluted net income per share, free cash flow, adjusted free cash flow, adjusted gross profit, adjusted gross margin, adjusted selling, general and administrative expenses, adjusted selling, general and administrative expenses margin, adjusted operating margin, adjusted capital expenditures, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, trailing twelve months EBITDA and trailing twelve months adjusted EBITDA (collectively, “non-GAAP financial measures”). We compute these measures by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains that are not reflective of underlying business performance and to adjust for the impact of income tax items related to such adjustments to our GAAP financial statements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons and we believe they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by senior leadership in its financial and operational decision making. The non-GAAP financial measures we use in this release may be different from the non-GAAP financial measures, including similarly titled measures, used by other companies. For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP financial measures tables in this release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

4	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws, including without limitation, our expectations regarding our financial outlook, including with respect to adjusted EBITDA margin, free cash flow and adjusted free cash flow, including our outlook for the full year and first quarter of fiscal 2026 and any statements regarding longer term financial outlook; statements regarding progress on our goal of reducing excess inventory; our expectations regarding market share gains; our beliefs regarding the impact of the current high-investment, historically low housing market and our view that, over time, the market will appropriately reward the unique, high-performance brand we are building; our expectations regarding the impact of tariffs, the housing market and demand trends, market volatility, inflation risk, and global discord; our expectations regarding market share gains, our growth trajectory and the positioning of RH’s brand in 2026 and beyond; our plans regarding global expansion and the expected impact on our business, including over the next decade; our beliefs around the desirability of the RH brand globally; our belief that aggressive investing during a downturn positions us to capitalize on certain long-term opportunities, and that such opportunities have begun to materialize; our expectations around the impact of monetary and foreign policy, and geopolitical instability on the housing market; our belief that our investments will create meaningful long-term value for our shareholders; our belief that our product transformation plans represent the most prolific product transformation and platform expansion in the history of our industry; our belief that we are creating the most desirable and distinguished brand in our industry; our beliefs in our ability to make appropriate investments to continue our industry leading growth, while significantly reducing debt and lowering interest expense; our beliefs and expectations around the impact of our Sourcebook mailing strategy in elevating our brand and business; our plans to capitalize on certain demand trends in connection with our Sourcebook mailing strategy; our beliefs and expectations regarding our new brand extension in Spring 2026; our belief that our platform expansion plans represent a multi-billion dollar opportunity; our plans and expectations regarding the acceleration of platform expansion, including with respect to the openings of new Galleries, Design Studios, Outdoor Galleries and New Concept Galleries; our estimates of the equity value of our real estate assets; our plans and other statements relating to our global expansion efforts in Europe and the United Kingdom by opening Galleries in 2026, including our expectations for growth in RH England and for inflection in our international business; our plans and expectations for RH England, RH Madrid, RH Paris, RH London and RH Milan; our expectations regarding business conditions in 2026 and beyond; our plans and beliefs around our online platform and website strategies, including the timing of such updates and intentions to file design patents on user interface and product presentation designs; our beliefs and plans to monetize our assets based upon market conditions and to convert excess inventory into cash; our beliefs around the risks associated with uncertainty surrounding trade policy, including our expectations regarding the potential effect of increased tariffs on our operations and financial condition; our plans to reposition our supply chain, including the timing of shifting sourcing out of China; our plans and expectations regarding our manufacturing capacity in the U.S. and abroad, including our projections for 2026; our plans and expectations regarding production of products in the U.S. and sourcing of products from production facilities located in the U.S.; our views and projections regarding inflation in the U.S. and its effect; our forecasts and outlook for fiscal 2026, including among other matters increased backlog, investments and startup costs to support our international expansion, demand growth, revenue growth, adjusted operating margin, adjusted EBITDA margin, free cash flow, adjusted free cash flow and adjusted capital expenditures; our plan to open Design Galleries in every major market, generating revenues of $5 to $6 billion in North America, and $20 to $25 billion globally; our beliefs with respect to the RH brand and our products; our strategy to move the brand beyond curating and selling product to conceptualizing and selling spaces by building an ecosystem of Products, Places, Services and Spaces that establishes the RH brand as a global thought leader, taste and place maker; our beliefs regarding the impact of our Galleries, interior design services, and hospitality experiences on our products; our plans and expectations regarding our hospitality efforts, including RH Guesthouses, RH Paris, RH Yountville, RH One and RH Two, our private jets, and RH Three, our luxury yacht; our beliefs regarding the performance of our restaurant platform, including our view that it is an integrated component of our core business that we expect to generate approximately 65% of the aggregate rent of associated galleries and our expectations regarding the performance of The RH Ocean Grill at RH Newport Beach, including revenue and cash flow projections; our goal to create a new market for travelers seeking privacy and luxury in the $200 billion North American hotel industry; our long-term strategy of building the world’s first consumer-facing architecture, interior design and landscape architecture services platform inside our Galleries; our plans and expectations regarding the launch of RH Residences; the entirety of our strategy coming to life digitally with The World of RH; our plans and expectations regarding the introduction of RH Media; our belief that our global expansion plans multiplies the market opportunity to $7 to $10 trillion; our belief that no one is better positioned than RH to create an ecosystem that makes taste inclusive, and by doing so, elevating and rendering our way of life more valuable; and any statements or assumptions underlying any of the foregoing.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “short-term,” “non-recurring,” “one-time,” “unusual,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements are subject to risk and uncertainties that may cause actual results to differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. Matters that we identify as “short-term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may, in fact, not be short term and may recur in one or more future financial reporting periods. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we

5	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

expect, or that future developments affecting us will be those that we have anticipated. Our expectations around operating metrics and our outlook for future financial periods are inherently subject to risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from projections. All discussions of new developments are subject to inherent uncertainty as to timing and the manner in which a new development may ultimately be launched, including that certain new concepts may be canceled prior to introduction. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks related to our dependence on key personnel and any changes in key personnel; negative publicity; successful implementation of our growth strategy; uncertainties in the current and long-term performance of our business, including a range of risks related to our operations as well as external economic factors; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; decisions concerning the allocation of capital, including the extent to which we repurchase additional shares of our common stock which will affect shares outstanding and EPS; factors affecting our outstanding indebtedness; our ability to anticipate consumer preferences and buying trends, and maintain our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking, including international expansion, our real estate and Gallery development strategy and our expansion into new business areas such as hospitality; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; risks related to our sourcing and supply chain, including our dependence on imported products produced by foreign manufacturers and risks related to importation of such products; risks related to the operations of our vendors; risks related to tariffs; and those other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (“SEC”), and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date on which we made it. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such forward-looking statements to reflect any change in its expectations with regard thereto, whether as a result of new information or any changes in the events, conditions or circumstances on which any such forward-looking statement is based except as required by law. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. You should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties.

6	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	THREE MONTHS ENDED				YEAR ENDED
	JANUARY 31,	% OF NET	FEBRUARY 1,	% OF NET	JANUARY 31,	% OF NET	FEBRUARY 1,	% OF NET
	2026	REVENUES	2025	REVENUES	2026	REVENUES	2025	REVENUES

	(dollars in thousands, except per share amounts)
Net revenues	$842,623	100.0%	$812,406	100.0%	$3,439,536	100.0%	$3,180,753	100.0%
Cost of goods sold	481,194	57.1	449,609	55.3	1,923,779	55.9	1,765,821	55.5
Gross profit	361,429	42.9	362,797	44.7	1,515,757	44.1	1,414,932	44.5
Selling, general and administrative expenses	264,878	31.4	292,468	36.0	1,128,489	32.8	1,092,345	34.4
Operating income	96,551	11.5	70,329	8.7	387,268	11.3	322,587	10.1
Other expenses
Interest expense—net	54,265	6.5	56,977	7.0	225,378	6.5	230,601	7.2
Other (income) expense—net	(1,515)	(0.2)	2,866	0.4	(5,048)	(0.1)	3,395	0.1
Total other expenses	52,750	6.3	59,843	7.4	220,330	6.4	233,996	7.3
Income before taxes and equity method investments	43,801	5.2	10,486	1.3	166,938	4.9	88,591	2.8
Income tax expense (benefit)	13,375	1.6	(6,083)	(0.7)	47,159	1.4	4,799	0.2
Income before equity method investments	30,426	3.6	16,569	2.0	119,779	3.5	83,792	2.6
Share of equity method investments net (income) loss	1,651	0.2	2,652	0.3	(5,008)	(0.1)	11,380	0.3
Net income	$28,775	3.4%	$13,917	1.7%	$124,787	3.6%	$72,412	2.3%
Weighted-average shares used in computing basic net income per share	18,787,708		18,631,801		18,753,509		18,487,319
Basic net income per share	$1.53		$0.75		$6.65		$3.92
Weighted-average shares used in computing diluted net income per share	19,706,893		20,086,072		19,791,251		19,991,599
Diluted net income per share	$1.46		$0.69		$6.31		$3.62

T-1	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	JANUARY 31,	FEBRUARY 1,
	2026	2025

	(in thousands)
ASSETS
Cash and cash equivalents	$41,191	$30,413
Merchandise inventories	818,550	1,019,591
Other current assets	247,921	241,327
Total current assets	1,107,662	1,291,331
Property and equipment—net	2,158,718	1,883,176
Operating lease right-of-use assets	795,352	617,103
Goodwill and intangible assets—net	224,016	217,061
Equity method investments	119,754	126,909
Other non-current assets	430,208	419,109
Total assets	$4,835,710	$4,554,689
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Accounts payable and accrued expenses	$386,736	$413,406
Deferred revenue and customer deposits	338,504	291,815
Other current liabilities	205,366	199,905
Total current liabilities	930,606	905,126
Asset based credit facility	20,000	200,000
Term loan B—net	1,886,370	1,903,144
Term loan B-2—net	467,299	468,019
Real estate loans—net	15,199	15,524
Non-current operating lease liabilities	705,084	573,468
Non-current finance lease liabilities	718,837	630,655
Other non-current liabilities	31,715	22,342
Total liabilities	4,775,110	4,718,278
Stockholders’ equity (deficit)	60,600	(163,589)
Total liabilities and stockholders’ equity (deficit)	$4,835,710	$4,554,689

T-2	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	YEAR ENDED
	JANUARY 31,	FEBRUARY 1,
	2026	2025

	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$124,787	$72,412
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash operating lease cost and finance lease interest expense	145,540	128,302
Depreciation and amortization	148,500	130,191
Stock-based compensation expense	43,882	44,185
Asset impairments	4,635	37,570
Deferred income taxes	25,632	(1,494)
Share of equity method investments (income) loss—net	(5,008)	11,380
Distribution of return on equity method investment	4,630	—
Other non-cash items	8,827	9,097
Change in assets and liabilities:
Merchandise inventories	213,776	(268,573)
Prepaid expense and other assets	(53,860)	(19,392)
Landlord assets under construction—net of tenant allowances	(89,028)	(51,538)
Accounts payable and accrued expenses	(13,553)	46,778
Deferred revenue and customer deposits	41,411	9,352
Other changes in assets and liabilities	(147,930)	(131,175)
Net cash provided by operating activities	452,241	17,095
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(199,843)	(230,788)
Acquisition of business	(32,119)	—
Equity method investments	(374)	(9,621)
Distribution of return of equity method investment	7,916	—
Other investing activities	727	—
Net cash used in investing activities	(223,693)	(240,409)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) under asset based credit facility	(180,000)	200,000
Repayments under term loans	(25,000)	(25,000)
Debt issuance costs	(3,339)	—
Repayments of convertible senior notes	—	(41,904)
Principal payments under finance lease agreements—net of tenant allowances	(13,036)	(20,752)
Repurchases of common stock—inclusive of excise taxes paid	—	(11,988)
Proceeds from exercise of stock options	4,389	30,904
Other financing activities	(2,411)	(674)
Net cash provided by (used in) financing activities	(219,397)	130,586
Effects of foreign currency exchange rate translation on cash	1,627	(547)
Net increase (decrease) in cash and cash equivalents	10,778	(93,275)
Cash and cash equivalents
Beginning of period	30,413	123,688
End of period	$41,191	$30,413

T-3	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

CALCULATION OF FREE CASH FLOW

(Unaudited)

	THREE MONTHS ENDED		YEAR ENDED
	JANUARY 31,	FEBRUARY 1,	JANUARY 31,	FEBRUARY 1,
	2026	2025	2026	2025

	(in thousands)
Net cash provided by (used in) operating activities	$96,066	$(18,774)	$452,241	$17,095
Capital expenditures	(41,456)	(50,891)	(199,843)	(230,788)
Free cash flow(1)	$54,610	$(69,665)	$252,398	$(213,693)
(1)	Free cash flow is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define free cash flow as net cash provided by (used in) operating activities less capital expenditures. Free cash flow is included in these financial results because we believe that this measure provides useful information to our senior leadership team and investors in understanding the strength of our liquidity and our ability to generate additional cash from our business operations. Free cash flow should not be considered in isolation or as an alternative to cash flows from operations calculated in accordance with GAAP and should be considered alongside our other liquidity performance measures that are calculated in accordance with GAAP, such as net cash provided by operating activities and our other GAAP financial results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results for the purpose of analyzing changes in our underlying business from quarter to quarter. Our measure of free cash flow is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation. We define adjusted free cash flow as free cash flow plus proceeds from sale of assets. We are not able to provide a reconciliation of our free cash flow and adjusted free cash flow financial guidance or other non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the inputs to such measures, including the timing or proceeds from assets sales that form part of adjusted free cash flow as well as non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges or adjustments that are excluded from or included within such non-GAAP financial measures in prior periods. The exclusion of these charges and costs or inclusions of such other adjustments in future periods could have a significant impact on the realization of our outlook for such non-GAAP financial measures, including due to uncertainty in the timing of asset sales.

T-4	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

CALCULATION OF ADJUSTED CAPITAL EXPENDITURES

(Unaudited)

	THREE MONTHS ENDED		YEAR ENDED
	JANUARY 31,	FEBRUARY 1,	JANUARY 31,	FEBRUARY 1,
	2026	2025	2026	2025

	(in thousands)
Capital expenditures	$41,456	$50,891	$199,843	$230,788
Landlord assets under construction—net of tenant allowances	24,337	18,506	89,028	51,538
Adjusted capital expenditures(1)(2)	$65,793	$69,397	$288,871	$282,326
(1)	Adjusted capital expenditures is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted capital expenditures as capital expenditures from investing activities and cash outflows of capital related to construction activities to design and build landlord-owned leased assets, net of tenant allowances received during the construction period. Adjusted capital expenditures is included in these financial results because our senior leadership team believes that adjusted capital expenditures provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted capital expenditures is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(2)	Landlord tenant allowances received subsequent to lease commencement under finance lease agreements are reflected as a reduction to principal payments under finance lease agreements—net of tenant allowances within financing activities on the condensed consolidated statements of cash flows and are excluded from our calculation of adjusted capital expenditures. We received landlord tenant allowances subsequent to lease commencement of $15 million in the year ended January 31, 2026. We received landlord tenant allowances subsequent to lease commencement of $4.8 million in the three months and year ended February 1, 2025. We did not receive any such tenant allowances in the three months ended January 31, 2026.

T-5	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME

(Unaudited)

	THREE MONTHS ENDED		YEAR ENDED
	JANUARY 31,	FEBRUARY 1,	JANUARY 31,	FEBRUARY 1,
	2026	2025	2026	2025

	(in thousands)
GAAP net income	$28,775	$13,917	$124,787	$72,412
Adjustments (pre-tax):
Cost of goods sold:
Asset impairments(1)	—	—	2,584	—
Product recall(2)	—	—	1,424	—
Selling, general and administrative expenses:
Reorganization related costs(3)	—	4,423	1,233	4,423
Asset impairments(1)	—	16,526	1,013	36,071
Non-cash compensation(4)	—	863	851	4,532
Product recall(2)	—	—	489	—
Contract termination settlement—net(5)	—	—	(3,375)	—
Legal settlements—net(6)	—	—	—	(9,375)
Subtotal adjusted items	—	21,812	4,219	35,651
Impact of income tax items(7)	(366)	(6,646)	433	(12,222)
Share of equity method investments net (income) loss(8)	1,651	2,652	(5,008)	11,380
Adjusted net income(9)	$30,060	$31,735	$124,431	$107,221
(1)	The adjustment to cost of goods sold in the year ended January 31, 2026 represents inventory impairment. The adjustment to selling, general and administrative expenses in the year ended January 31, 2026 represents property and equipment impairment, primarily associated with Galleries under construction. The adjustments to selling, general and administrative expenses in the three months and year ended February 1, 2025 include $17 million for property and equipment of Galleries under construction. The adjustment in the year ended February 1, 2025 also includes $19 million of long-lived asset impairment for our two Design Galleries in Germany and pre-acquisition costs related to an unsuccessful joint venture arrangement of $1.0 million.
(2)	Represents costs and inventory charges associated with a product recall initiated in the second quarter of fiscal 2025.
(3)	Represents severance costs and related payroll taxes associated with reorganizations.
(4)	Represents the amortization of the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020.
(5)	Represents a favorable contract termination settlement of $3.8 million, partially offset by costs related to the early termination.
(6)	Represents favorable legal settlements received of $10 million, partially offset by costs incurred in connection with one of the matters.
(7)	We exclude the GAAP tax provision and apply a non-GAAP tax provision based upon (i) adjusted pre-tax net income, (ii) the projected annual adjusted tax rate and (iii) the exclusion of material discrete tax items that are unusual or infrequent. The adjustments for the three months ended January 31, 2026 and February 1, 2025 are based on adjusted tax rates of 31.4% and 1.7%, respectively. The adjustments for the year ended January 31, 2026 and February 1, 2025 are based on adjusted tax rates of 27.3% and 13.7%, respectively.
(8)	Represents our proportionate share of the net (income) loss of our equity method investments. The adjustment in the year ended January 31, 2026 includes a capital distribution of $7.9 million from an Aspen LLC.

T-6	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

(9)	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted net income is included in these financial results because our senior leadership team believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted net income is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-7	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

RECONCILIATION OF DILUTED NET INCOME PER SHARE TO
ADJUSTED DILUTED NET INCOME PER SHARE

(Unaudited)

	THREE MONTHS ENDED		YEAR ENDED
	JANUARY 31,	FEBRUARY 1,	JANUARY 31,	FEBRUARY 1,
	2026	2025	2026	2025
Diluted net income per share(1)(2)	$1.46	$0.69	$6.31	$3.62
Pro forma diluted net income per share(1)(2)(3)	$1.46	$0.69	$6.31	$3.64
Per share impact of adjustments (pre-tax)(4):
Asset impairments	—	0.83	0.18	1.81
Product recall	—	—	0.10	—
Reorganization related costs	—	0.22	0.06	0.22
Non-cash compensation	—	0.04	0.04	0.23
Contract termination settlement—net	—	—	(0.17)	—
Legal settlements—net	—	—	—	(0.47)
Subtotal adjusted items	—	1.09	0.21	1.79
Impact of income tax items(4)	(0.02)	(0.33)	0.02	(0.61)
Share of equity method investments net (income) loss(4)	0.09	0.13	(0.25)	0.57
Adjusted diluted net income per share(2)(5)	$1.53	$1.58	$6.29	$5.39
(1)	During the year ended February 1, 2025, we incurred dilution for the principal of the convertible senior notes assuming the if-converted method. For non-GAAP purposes, our adjusted diluted shares outstanding calculation excludes the dilutive impact of the principal value of the convertible senior notes since we have the intent and ability to settle the principal value of such notes in cash.
(2)	For the three months ended January 31, 2026 and February 1, 2025 and for the year ended January 31, 2026, the diluted share count used to calculate our diluted net income per share, pro forma diluted net income per share and adjusted diluted net income per share is the same due to the convertible senior notes maturing in the third quarter of fiscal 2024.
(3)	Pro forma diluted net income per share for the year ended February 1, 2025 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 19,895,339, which excludes dilution of 96,260 shares related to the 2024 Notes.
(4)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(5)	Adjusted diluted net income per share is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted diluted net income per share as consolidated net income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance divided by our diluted share count. Adjusted diluted net income per share is included in these financial results because our senior leadership team believes that adjusted diluted net income per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted diluted net income per share is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-8	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

RECONCILIATION OF GROSS PROFIT TO
ADJUSTED GROSS PROFIT

(Unaudited)

	THREE MONTHS ENDED		YEAR ENDED
	JANUARY 31,	FEBRUARY 1,	JANUARY 31,	FEBRUARY 1,
	2026	2025	2026	2025

	(dollars in thousands)
Gross profit	$361,429	$362,797	$1,515,757	$1,414,932
Asset impairments(1)	—	—	2,584	—
Product recall(1)	—	—	1,424	—
Adjusted gross profit(2)	$361,429	$362,797	$1,519,765	$1,414,932
Net revenues	$842,623	$812,406	$3,439,536	$3,180,753
Gross margin(3)	42.9%	44.7%	44.1%	44.5%
Adjusted gross margin(3)	42.9%	44.7%	44.2%	44.5%
(1)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(2)	Adjusted gross profit is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted gross profit as consolidated gross profit, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted gross profit is included in these financial results because our senior leadership team believes that adjusted gross profit provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
(3)	We define gross margin as gross profit divided by net revenues. We define adjusted gross margin as adjusted gross profit divided by net revenues and use this non-GAAP financial measure for the same reasons we use adjusted gross profit.

T-9	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

(Unaudited)

	THREE MONTHS ENDED		YEAR ENDED
	JANUARY 31,	FEBRUARY 1,	JANUARY 31,	FEBRUARY 1,
	2026	2025	2026	2025

	(dollars in thousands)
Selling, general and administrative expenses	$264,878	$292,468	$1,128,489	$1,092,345
Reorganization related costs(1)	—	(4,423)	(1,233)	(4,423)
Asset impairments(1)	—	(16,526)	(1,013)	(36,071)
Non-cash compensation(1)	—	(863)	(851)	(4,532)
Product recall(1)	—	—	(489)	—
Contract termination settlement—net(1)	—	—	3,375	—
Legal settlements—net(1)	—	—	—	9,375
Adjusted selling, general and administrative expenses(2)	$264,878	$270,656	$1,128,278	$1,056,694
Net revenues	$842,623	$812,406	$3,439,536	$3,180,753
Selling, general and administrative expenses margin(3)	31.4%	36.0%	32.8%	34.4%
Adjusted selling, general and administrative expenses margin(3)	31.4%	33.3%	32.8%	33.2%
(1)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(2)	Adjusted selling, general and administrative expenses is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted selling, general and administrative expenses as consolidated selling, general and administrative expenses, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted selling, general and administrative expenses is included in these financial results because our senior leadership team believes that adjusted selling, general and administrative expenses provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted selling, general and administrative expenses is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(3)	We define selling, general and administrative expenses margin as selling, general and administrative expenses divided by net revenues. We define adjusted selling, general and administrative expenses margin as adjusted selling, general and administrative expenses divided by net revenues and use this non-GAAP financial measure for the same reasons we use adjusted selling, general and administrative expenses.

T-10	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

RECONCILIATION OF NET INCOME TO OPERATING INCOME
AND ADJUSTED OPERATING INCOME

(Unaudited)

	THREE MONTHS ENDED		YEAR ENDED
	JANUARY 31,	FEBRUARY 1,	JANUARY 31,	FEBRUARY 1,
	2026	2025	2026	2025

	(dollars in thousands)
Net income	$28,775	$13,917	$124,787	$72,412
Interest expense—net	54,265	56,977	225,378	230,601
Other (income) expense—net	(1,515)	2,866	(5,048)	3,395
Income tax expense (benefit)	13,375	(6,083)	47,159	4,799
Share of equity method investments net (income) loss	1,651	2,652	(5,008)	11,380
Operating income	96,551	70,329	387,268	322,587
Asset impairments(1)	—	16,526	3,597	36,071
Product recall(1)	—	—	1,913	—
Reorganization related costs(1)	—	4,423	1,233	4,423
Non-cash compensation(1)	—	863	851	4,532
Contract termination settlement—net(1)	—	—	(3,375)	—
Legal settlements—net(1)	—	—	—	(9,375)
Adjusted operating income(2)	$96,551	$92,141	$391,487	$358,238
Net revenues	$842,623	$812,406	$3,439,536	$3,180,753
Operating margin(3)	11.5%	8.7%	11.3%	10.1%
Adjusted operating margin(3)	11.5%	11.3%	11.4%	11.3%
(1)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.
(2)	Adjusted operating income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted operating income as consolidated operating income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted operating income is included in these financial results because our senior leadership team believes that adjusted operating income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted operating income is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(3)	We define operating margin as operating income divided by net revenues. We define adjusted operating margin as adjusted operating income divided by net revenues and use this non-GAAP financial measure for the same reasons we use adjusted operating income. We are not able to provide a reconciliation of our adjusted operating margin financial guidance or other non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges excluded from such non-GAAP financial measures in prior periods. The exclusion of these charges and costs in future periods could have a significant impact on our non-GAAP financial measures.

T-11	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

	THREE MONTHS ENDED		YEAR ENDED
	JANUARY 31,	FEBRUARY 1,	JANUARY 31,	FEBRUARY 1,
	2026	2025	2026	2025

	(dollars in thousands)
Net income	$28,775	$13,917	$124,787	$72,412
Depreciation and amortization	40,259	34,109	148,500	130,191
Interest expense—net	54,265	56,977	225,378	230,601
Income tax expense (benefit)	13,375	(6,083)	47,159	4,799
EBITDA(1)	136,674	98,920	545,824	438,003
Non-cash compensation(2)	8,567	10,428	43,882	44,185
Capitalized cloud computing amortization(3)	3,764	3,000	13,491	11,017
Asset impairments(4)	—	16,526	3,597	36,071
Product recall(4)	—	—	1,913	—
Reorganization related costs(4)	—	4,423	1,233	4,423
Other (income) expense—net(5)	(1,515)	2,866	(5,048)	3,395
Share of equity method investments net (income) loss(4)	1,651	2,652	(5,008)	11,380
Contract termination settlement—net(4)	—	—	(3,375)	—
Legal settlements—net(4)	—	—	—	(9,375)
Adjusted EBITDA(1)	$149,141	$138,815	$596,509	$539,099
Net revenues	$842,623	$812,406	$3,439,536	$3,180,753
Net income margin(6)	3.4%	1.7%	3.6%	2.3%
EBITDA margin(7)	16.2%	12.2%	15.9%	13.8%
Adjusted EBITDA margin(7)	17.7%	17.1%	17.3%	16.9%
(1)	EBITDA and adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income before depreciation and amortization, interest expense—net and income tax expense (benefit). Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of non-cash compensation, as well as certain non-recurring and other items that we do not consider representative of our underlying operating performance. EBITDA and adjusted EBITDA are included in these financial results because our senior leadership team believes that these metrics provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measures of EBITDA and adjusted EBITDA are not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.
(2)	Represents non-cash compensation related to equity awards granted to employees, including the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020.
(3)	Represents amortization associated with capitalized cloud computing costs.
(4)	Refer to table titled “Reconciliation of GAAP Net Income to Adjusted Net Income” and the related footnotes for additional information.

T-12	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

(5)	Amounts consisted of the following in each period:

	THREE MONTHS ENDED		YEAR ENDED
	JANUARY 31,	FEBRUARY 1,	JANUARY 31,	FEBRUARY 1,
	2026	2025	2026	2025

	(in thousands)
Foreign exchange from transactions(a)	$(145)	$920	$(469)	$2,731
Foreign exchange from remeasurement of intercompany loans(b)	(1,370)	1,946	(4,579)	664
Other (income) expense—net	$(1,515)	$2,866	$(5,048)	$3,395
(a)	Represents net foreign exchange gains and losses related to exchange rate changes affecting foreign currency denominated transactions, primarily between the U.S. dollar as compared to the euro and pound sterling.
(b)	Represents remeasurement of intercompany loans with subsidiaries in Switzerland and the United Kingdom.
(6)	We define net income margin as net income divided by net revenues.
(7)	We define EBITDA margin as EBITDA divided by net revenues. We define adjusted EBITDA margin as adjusted EBITDA divided by net revenues. We use these non-GAAP financial measures for the same reasons we use EBITDA and adjusted EBITDA. We are not able to provide a reconciliation to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges excluded from such non-GAAP financial measures in prior periods. The exclusion of these charges and costs in future periods could have a significant impact on our non-GAAP financial measures.

T-13	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS

CALCULATION OF TOTAL DEBT, TOTAL NET DEBT

AND RATIO OF TOTAL NET DEBT TO ADJUSTED EBITDA

(Unaudited)

	JANUARY 31,	INTEREST
	2026	RATE(1)
	(dollars in thousands)
Asset based credit facility	$20,000	5.30%
Term loan B(2)	1,915,000	6.29%
Term loan B-2(2)	483,750	7.02%
Notes payable for share repurchases	315	4.14%
Total debt(3)	2,419,065
Cash and cash equivalents	(41,191)
Total net debt(3)	$2,377,874
Adjusted EBITDA(4)	$596,509
Ratio of total net debt to adjusted EBITDA(4)	4.0
(1)	Interest rates for the Term loan B and Term loan B-2 are as of January 31, 2026. Interest rates for the asset based credit facility and notes payable for share repurchases represent the weighted-average interest rate as of January 31, 2026.
(2)	Amounts exclude third-party offering and debt issuance costs.
(3)	Excludes a non-recourse real estate loan of $16 million as of January 31, 2026, which is secured by specific real estate assets and the associated creditor does not have recourse against RH’s general assets.
(4)	The ratio of total net debt to adjusted EBITDA is calculated by dividing total net debt by adjusted EBITDA. Refer to table titled “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and the related footnotes for definitions of EBITDA and adjusted EBITDA.

T-14	FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS